ROYAL BANCSHARES OF PENNSYLVANIA, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P. O. BOX 1342
BRENTWOOD, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

		For	Against	Abstain
1	To approve and adopt the Agreement and Plan of Merger dated as of January 30, 2017 (the "Merger Agreement") between Bryn Mawr Bank Corporation and Royal Bancshares of Pennsylvania, Inc. ("RBPI").	☐	☐	☐
2	To approve by an advisory (non-binding) vote certain compensation arrangements in connection with the merger to RBPI's named executive officers.	☐	☐	☐
3	To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000333517_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com

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ROYAL BANCSHARES OF PENNSYLVANIA, INC.
SPECIAL MEETING OF SHAREHOLDERS
May 24, 2017
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints ROBERT R. TABAS and MICHAEL THOMPSON, any one or more of whom may act, as Proxies, each with full power of substitution, and hereby authorizes any one or more of them to represent and vote, as designated below, all of the shares of Class A Common Stock and all of the shares of Class B Common Stock of Royal Bancshares of Pennsylvania, Inc. held of record by the undersigned on April 11, 2017, at the Special Meeting of Shareholders to be held on May 24, 2017 at 9:00 a.m., at the Hilton Philadelphia City Avenue (4200 City Avenue, Philadelphia, PA 19131) or any postponement or adjournment thereof, as follows:

Should the undersigned be present and elect to vote at the Special Meeting, or any adjournments thereof, and after notification to the Secretary of the Board of Directors at the Special Meeting of the undersigned's decision to terminate this proxy, the power of said proxies will be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of the Board of Directors of his or her decision to terminate this Proxy.

This Proxy, when properly signed by you, will be voted in the manner you direct on this card. **If no direction is made, this Proxy will be voted "FOR" proposals 1, 2 and 3, and in the discretion of the proxyholders named in this Proxy upon such other business as may properly come before the Special Meeting or any adjournment.**

Continued and to be signed on reverse side

0000333517_2 R1.0.1.15